Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 197321 on Form S-8 of our report dated February 14, 2023, relating to the 2022, 2021 and 2020 financial statements of Enterprise Navigator Ethylene Terminal LLC appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Houston, Texas

April 4, 2023